 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)

(214) 756-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	WHG	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 18, 2022, Westwood Holdings Group, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of the asset management business (the “Business”) of Salient Partners, L.P., a Delaware limited partnership (“Salient Partners”), pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of May 25, 2022, by and the among the Company, Salient Partners, Salient Capital Management, LLC, a Delaware limited liability company and the other Sellers as listed on Annex A attached thereto (collectively, the “Sellers” and each, individually, a “Seller”).

The purchase price paid by the Company at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Salient Acquisition”) was $35 million in cash, subject to certain customary adjustments, including adjustments for working capital and client consents. The Company funded the closing payment with cash on hand.

In addition to the closing payment and the assumption of certain liabilities of the Business, the purchase price also includes contingent earn-out payments of up to an aggregate of $25 million (the “Earn-Out Payments”) based on (x) the retention of a minimum level of net revenue (as calculated under the Purchase Agreement) of the Business in the 15, 18, 21 and 24 months following the Closing (the “Revenue Retention Earnout Payments”) and (y) the growth in net revenue (as calculated under the Purchase Agreement) of the Business in the second and third years following the Closing (the “Revenue Growth Earnout Payments”). The Revenue Retention Earnout Payments, if any, are expected to be paid using cash on hand. The Revenue Growth Earnout Payments, if any, would be paid in shares of the Company’s common stock, par value $0.01 per share.

The foregoing description of the Purchase Agreement in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is incorporated by reference to Exhibit 2.1 (as previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2022).

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.2 and furnished for purposes of Regulation FD is a presentation that the Company may use from time to time in presentations or discussions with investors, analysts, and other parties. The presentation will also be posted on the Company’s website.

The information in this Item 7.01 (including Exhibit 99.2) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “ filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

On November 18, 2022, the Company issued a press release announcing the completion of the Salient Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	The Company intends to file the audited financial statements of the Business as required by this Item 9.01(a) under the cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	The Company intends to file unaudited pro forma condensed combined financial information as required by this Item 9.01(b) giving effect to the Salient Acquisition as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

Exhibit Number	Description
2.1	Purchase Agreement, dated May 25, 2022, by and among Westwood Holdings Group, Inc., Salient Capital Management, LLC, Salient Partners, L.P. and the other Seller parties identified on Annex I (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated May 26, 2022).
99.1	Press Release Dated November 18, 2022
99.2	Investor Presentation of Westwood Holdings Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Dated: November 21, 2022	By:	/s/ Brian O. Casey
		Name:	Brian O. Casey
		Title:	President and Chief Executive Officer

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